UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2019

CAREVIEW COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54090	95-4659068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 State Highway 121, Suite B-240, Lewisville, TX 75067

(Address of principal executive offices and Zip Code)

(972) 943-6050

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230-405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

		Page
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year	3

Item 9.01	(d) Exhibits	3

2

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported by CareView Communications, Inc. (the “Company”) in our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 20, 2019, on April 11, 2019 the Board of Directors of the Company approved an amendment (the “Charter Amendment”) to our Articles of Incorporation to increase the number of authorized shares of Common Stock, par value $0.001, from 300,000,000 shares to 500,000,000 shares, and on May 14, 2019, the Charter Amendment was approved by written consent of the holders of 72,863,770 shares of our Common Stock, representing approximately 52% of our outstanding shares of Common Stock, in lieu of a special meeting.

Following the Company’s furnishing of an information statement to our stockholders, pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended, the Charter Amendment was filed with the Secretary of State of the State of Nevada on, and effective as of, June 26, 2019. A copy of the Charter Amendment is attached as Exhibit 3.01 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Date	Document
3.01	06/26/19	Certificate of Amendment to Articles of Incorporation of CareView Communications, Inc.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2019	CAREVIEW COMMUNICATIONS, INC.

	By:	/s/ Steven G. Johnson
Steven G. Johnson
Chief Executive Officer